UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-13690	04-3033368

(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

11 State Street, Woburn, Massachusetts		01801

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Credit Agreement, dated April 12, 2005
Ex-99.1 Press Release, dated April 13, 2005

Item 1.01. Entry into a Material Definitive Agreement.

PolyMedica Corporation (the “Company”) entered into a $150 million, five-year revolving credit facility (the “Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”), dated as of April 12, 2005 (the “Closing Date”), by and among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent. A copy of the press release announcing the closing of the Credit Facility is attached hereto as Exhibit 99.1, and a copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Interest on amounts borrowed under the Credit Facility is based, at the Company’s election, either on a base rate or upon a rate determined by the prevailing London Interbank Offered Rate (“LIBOR”) plus, in the case of LIBOR borrowings, an applicable margin of 75 to 125 basis points depending upon the Company’s consolidated leverage ratio. The Company is obligated to pay a commitment fee on any unused portion of the Credit Facility during its five- year term. Such commitment fee ranges from 15 to 20 basis points depending upon the Company’s consolidated leverage ratio.

All amounts borrowed under the Credit Facility are due on the fifth anniversary of the Closing Date. The Credit Facility is available for working capital, capital expenditures and other general corporate borrowing purposes of the Company, including permitted acquisitions, and is secured by all of the capital stock of each of the Company’s direct and indirect subsidiaries. The Credit Facility is guaranteed by certain of the Company’s direct and indirect subsidiaries.

The Credit Agreement contains certain financial covenants, including but not limited to minimum net worth requirements and consolidated coverage and leverage ratios, and also contains certain affirmative and negative covenants, including but not limited to covenants regarding the delivery of financial statements and notice requirements, maintenance of properties and insurance policies, compliance with laws, keeping of records and use of proceeds, performance of material contracts, and limitations on incurring indebtedness, granting liens, guaranties, effecting certain fundamental changes, and making certain dispositions.

The Credit Agreement contains certain events of default, including but not limited to non-payment of principal or interest, violations of covenants, cross default to certain other indebtedness, failure of any loan document under the Credit Agreement to continue with full force and effect, material judgments, bankruptcy and insolvency events and change of control.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     (a) Creation of a Direct Financial Obligation

     The information in “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	Credit Agreement, dated April 12, 2005, between PolyMedica Corporation and Bank of America, N.A., Wachovia Bank, National Association, Citizens Bank of Massachusetts, Banc of America Securities LLC and Wachovia Capital Markets, LLC.

99.1	Press Release dated April 13, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: April 18, 2005	By:	/s/ Keith W. Jones
Keith W. Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated April 12, 2005, between PolyMedica Corporation and Bank of America, N.A., Wachovia Bank, National Association, Citizens Bank of Massachusetts, Banc of America Securities LLC and Wachovia Capital Markets, LLC

99.1	Press Release dated April 13, 2005.